
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The Ziegler
Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       3,806,452
<RECEIVABLES>                                8,981,407
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         88,544,958<F2>
<PP&E>                                       7,128,486
<TOTAL-ASSETS>                             155,845,394
<SHORT-TERM>                                18,673,704<F3>
<PAYABLES>                                   7,893,541<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 50,668,775<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  48,612,868
<TOTAL-LIABILITY-AND-EQUITY>               141,251,564
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         1,165,721
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>                6,294,020<F6>
<FEE-REVENUE>                                1,604,455
<INTEREST-EXPENSE>                           1,381,693
<COMPENSATION>                               5,429,338
<INCOME-PRETAX>                                219,762
<INCOME-PRE-EXTRAORDINARY>                     219,762
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   181,962
<EPS-PRIMARY>                                      .08
<EPS-DILUTED>                                      .08

<F1>Short-term investments includes some securities purchased under resale agreements.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit arrangements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities includes revenues from trading activities and commission income.

